EXHIBIT 1.01

EXECUTION COPY

ENDURANCE SPECIALTY HOLDINGS LTD.

8,000,000 Shares
7.75% Non-Cumulative Preferred Shares, Series A

UNDERWRITING AGREEMENT

Dated: October 6, 2005

Table of Contents

SECTION 1	Representations and Warranties	2
(a)	Representations and Warranties by the Company	2
(i)	Compliance with Registration Requirements	2
(ii)	Independent Accountants	3
(iii)	Financial Statements	3
(iv)	No Material Adverse Change in Business	3
(v)	Good Standing of the Company	3
(vi)	Good Standing of Subsidiaries	4
(vii)	Capitalization	4
(viii)	Authorization and Execution of Agreement	5
(ix)	Authorization of Declaration of Covenant	5
(x)	Authorization and Description of Securities	5
(xi)	Absence of Defaults and Conflicts	5
(xii)	Financial Assistance	5
(xiii)	Absence of Labor Dispute	6
(xiv)	Absence of Proceedings	6
(xv)	Accuracy of Exhibits	6
(xvi)	Possession of Intellectual Property	6
(xvii)	Absence of Further Requirements	6
(xviii)	Licenses and Permits	6
(xix)	Compliance with Applicable Laws	7
(xx)	Tax Liabilities and Reserves	7
(xxi)	Internal Controls	7
(xxii)	Disclosure Controls and Procedures	8
(xxiii)	Property and Leases	8
(xxiv)	Investment Company Act	8
(xxv)	Stamp Duty, Excise Tax, Etc	8
(xxvi)	Currency Exchange Control	8
(xxvii)	Registration Rights	8
(xxviii)	No Ratings Downgrade	9
(b)	Officer’s Certificates	9
SECTION 2	Sale and Delivery to Underwriters; Closing	9
(a)	Securities	9
(b)	Payment for the Securities	9
(c)	Denominations; Registration	9
(d)	UK	9
SECTION 3	Covenants of the Company	10
(a)	Filings with the Commission	10
(b)	Amendments or Supplements	10
(c)	Notice to the Lead Representatives	10
(d)	Delivery of Registration Statements	10
(e)	Delivery of Prospectus	11
(f)	Continued Compliance with Securities Laws	11
(g)	Blue Sky Qualifications	11
(h)	Rule 158	11

(i)	Reporting Requirements	11
(j)	Use of Proceeds	12
(k)	Listing	12
(l)	Restriction on Sale of Securities	12
(m)	Restriction on Senior Securities	12
(n)	No Advisory or Fiduciary Relationship	12
SECTION 4	Payment of Expenses	12
(a)	Expenses	12
(b)	Termination of Agreement	13
SECTION 5	Conditions of Underwriters’ Obligations	13
(a)	Effectiveness of Registration Statement	13
(b)	Opinion of Counsel for Company	13
(c)	Opinion of Bermuda Counsel for Company	13
(d)	Opinion of Counsel for Underwriters	14
(e)	Officers’ Certificate	14
(f)	Accountant’s Comfort Letter	14
(g)	Bring-down Comfort Letter	14
(h)	CFO Certificate	14
(i)	Bring-down CFO Certificate	14
(j)	Approval of Listing	14
(k)	Delivery of Prospectus	15
(l)	Additional Documents	15
(m)	Termination of Agreement	15
SECTION 6	Indemnification	15
(a)	Indemnification of Underwriters	15
(b)	Indemnification of Company, Directors and Officers	15
(c)	Actions against Parties; Notification	16
(d)	Control Persons	16
SECTION 7	Contribution	16
SECTION 8	Representations, Warranties and Agreements to Survive Delivery	17
SECTION 9	Termination of Agreement	17
(a)	Termination; General	17
(b)	Liabilities	18
SECTION 10	Default by One or More of the Underwriters	18
SECTION 11	Notices	18
SECTION 12	Parties	18
SECTION 13	GOVERNING LAW; TIME APPOINTMENT OF AGENT FOR SERVICE	19
SECTION 14	Waiver of Immunity	19
SECTION 15	Effect of Headings	19

SCHEDULES

Schedule A – List of Underwriters	Schedule A-1
Schedule B – Pricing Information	Schedule B-1

EXHIBITS

Exhibit A-1 – Form of Opinion of Company’s Outside Counsel	A-1-1
Exhibit A-2 – Form of Negative Assurance Letter of Company’s Outside Counsel	A-2-1
Exhibit A-3 – Form of Tax Opinion of Company’s Outside Counsel	A-3-1
Exhibit A-4 – Form of Opinion of Company’s General Counsel	A-4-1
Exhibit B – Form of Opinion of Company’s Bermuda Counsel	B-1
Exhibit C – Form of CFO Certificate	C-1

ENDURANCE SPECIALTY HOLDINGS LTD.

(a Bermuda holding company)

8,000,000 Shares

7.75% Non-Cumulative Preferred Shares, Series A

UNDERWRITING AGREEMENT

October 6, 2005

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

as Representatives of the several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

World Financial Center – North Tower

250 Vesey Street

New York, New York 10281

Ladies and Gentlemen:

Endurance Specialty Holdings Ltd., an exempted company incorporated in Bermuda as a holding company (the “Company”), confirms its agreement with Deutsche Bank Securities Inc. ("Deutsche Bank"), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Deutsche Bank and Merrill Lynch are acting as lead representatives (in such capacity, the “Lead Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of 7.75% Non-Cumulative Preferred Shares, Series A of the Company (the “Preferred Shares”) set forth in said Schedule A. The aforesaid 8,000,000 Preferred Shares to be purchased by the Underwriters are hereinafter called the “Securities.” Concurrently with the sale of the Securities, the Company will enter into a Declaration of Covenant (the "Declaration of Covenant") containing restrictions on its ability to redeem the Securities.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as they deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1933 Act”) a registration statement on Form S-3 (No. 333-125457) including a prospectus (the “Basic Prospectus”), relating to certain of its debt securities, ordinary shares, preference shares (including the Securities), depositary shares, warrants, stock purchase contracts and stock purchase units to be issued by the Company and trust preferred securities to be issued by Endurance Holdings Capital Trust I and Endurance Holdings Capital Trust II and to be guaranteed by the Company from time to time in accordance with Rule 415 under the 1933 Act. Such registration statement was declared effective on June 10, 2005. The Company shall file with the Commission pursuant to Rule 424 under the 1933 Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). The registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A under the 1933 Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement” and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the Prospectus Supplement in the form first used to confirm sales of the Securities. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Basic Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) subsequent to the date of this Agreement which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Effective Time” means the date and time the Registration Statement became effective.

SECTION 1	Representations and Warranties.

(a)        Representations and Warranties by the Company. The Company represents and warrants to the Underwriters as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)         Compliance with Registration Requirements. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission.

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be “materially different”, as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Lead Representatives expressly for use in the Registration Statement or the Prospectus.

Each prospectus used in connection with the offering and filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)         Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, and audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the 1933 Act.

(iii)        Financial Statements. The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as otherwise disclosed in the Registration Statement and Prospectus, said balance sheet, statement of income and financial statements have been prepared in conformity with United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, in accordance with U.S. GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Prospectus and Registration Statement present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement.

(iv)        No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, other than the $0.25 per ordinary share dividend paid on September 30, 2005 to shareholders of record of the Company as of September 16, 2005.

(v)        Good Standing of the Company. The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda and has the necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign company or corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vi)        Good Standing of Subsidiaries. Each of Endurance Specialty Insurance Ltd. (“Endurance Bermuda”), Endurance Reinsurance Corporation of America (“Endurance U.S.”) and Endurance Worldwide Insurance Limited (“Endurance U.K.”) (each, a “Designated Subsidiary” and collectively, the “Designated Subsidiaries”) has been duly incorporated or organized and is validly existing as a company or corporation in good standing under the laws of the jurisdiction of its incorporation or organization and has the necessary corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding share capital or capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of share capital or capital stock of any Designated Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Designated Subsidiary. Except for Endurance Worldwide Holdings Limited (“Endurance U.K. Holdings”), Endurance U.S. Holdings Corp. (“Endurance U.S. Holdings”), Endurance Services Ltd. (“Endurance Services”), Endurance Specialty Marketing Corp. (“Endurance Marketing”), Endurance Specialty Marketing Corp. of Illinois (“Endurance Illinois”), Traders & Pacific Insurance Company (“Traders & Pacific”), Endurance U.S. Specialty Services Corporation (“Endurance Specialty Services”) and Endurance Elite Assurance Corp. Ltd. (“Endurance Elite”), each of which are immaterial and are not “significant subsidiaries” of the Company as such term is defined in Rule 1-02 of Regulation S-X of the rules and regulations of the Commission under the 1933 Act, the Designated Subsidiaries are the only subsidiaries of the Company. Each of Endurance U.K. Holdings, Endurance U.S. Holdings, Endurance Services, Endurance Marketing, Endurance Illinois, Traders & Pacific, Endurance Specialty Services and Endurance Elite has been duly organized and is validly existing as a company or corporation in good standing under the laws of the jurisdiction of its organization or incorporation and has the necessary corporate power to own, lease and operate its properties and to conduct its business to the extent described in the Prospectus.

(vii)       Capitalization. The authorized, issued and outstanding share capital of the Company as of June 30, 2005 conforms in all material respects to the description thereof in the Prospectus. Based solely on the Certified Registers of Members: (A) all of the currently issued and outstanding shares of share capital of both the Company (including the Securities) and the Designated Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable (which term when used herein shall mean that no further sums are required to be paid by the holders thereof in connection with the issue of such shares) (collectively, the “Outstanding Shares”); (B) all of the currently issued and outstanding shares of the subsidiaries are held directly or indirectly by the Company and are free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and (C) none of the Outstanding Shares were issued in violation of the preemptive or other similar rights of any member of the Company or the Designated Subsidiaries. Except as set forth in the Prospectus, there are no outstanding options, warrants or other rights requiring the issuance of, and there are no commitments, plans or arrangements to issue, any shares of share capital of the Company or any of its subsidiaries or any security convertible into or exchangeable or exercisable for any shares of share capital of the Company or any of it subsidiaries. The form of certificates for the Securities conforms to the requirements of the laws of Bermuda and the New York Stock Exchange (“NYSE”).

(viii)       Authorization and Execution of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(ix)        Authorization of Declaration of Covenant. The Declaration of Covenant has been duly authorized, executed and delivered by the Company.

(x)         Authorization and Description of Securities. The Securities have been duly authorized and, when delivered by the Company in accordance with the terms of this Agreement, will be validly issued, fully paid and non assessable, and will not have been issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Preferred Shares to be issued in connection therewith from the Company. The Preferred Shares conform, in all material respects, to all statements relating thereto contained in the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder.

(xi)        Absence of Defaults and Conflicts. Neither the Company nor any of its Designated Subsidiaries is in violation of its charter, memorandum of association, bye-laws, by-laws or similar incorporation or organizational documents or in violation or default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults under the material Agreements and Instruments that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Declaration of Covenant and the consummation of the transactions contemplated therein (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”), and in the Registration Statement and compliance by the Company with its obligations under this Agreement and the Declaration of Covenant do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, memorandum of association, bye-laws, by-laws or similar organizational documents of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness that is material to the operations or financial results of the Company (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xii)        Financial Assistance. On the date hereof and upon the issuance of the Securities, the Company is and will be in compliance with Section 39 and/or entitled to one or more of the exclusions therefrom set forth in Section 39A of the Companies Act 1981 of Bermuda (the “Companies Act”).

(xiii)      Absence of Labor Dispute. No labor dispute with the employees of the Company or any Designated Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Designated Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(xiv)      Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened or against the Company or any subsidiary or the properties or assets thereof, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xv)       Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits thereto which have not been so described, filed or incorporated by reference as required.

(xvi)      Possession of Intellectual Property. The Company and the Designated Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them except where the failure to own or possess, or to be able to acquire such Intellectual Property, would not have a Material Adverse Effect, and neither the Company nor any of the Designated Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Designated Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xvii)     Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or any sub-division thereof is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act and state securities or blue sky laws, (ii) such as have been obtained from the Bermuda Monetary Authority and (iii) the Prospectus will be filed at the Registrar of Companies in Bermuda pursuant to the laws of Bermuda.

(xviii)    Licenses and Permits. Each of the Company and its subsidiaries possesses all consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any regulatory agencies or bodies (collectively, “Permits”) which are necessary to conduct the business now conducted by it as described in the Prospectus, except where the failure to possess such Permits, individually or in the aggregate, would not have a Material Adverse Effect; all of such Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect. There is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or investigation against or involving the Company and its subsidiaries (and the Company knows of no reasonable basis for any such action, suit, proceeding or investigation) that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any such Permit which revocation, modification, termination, suspension or other material impairment would have a Material Adverse Effect. Except as otherwise described in the Prospectus, no insurance regulatory authority has issued to the Company or any Designated Subsidiary any order impairing, restricting or prohibiting (A) the payment of dividends by the Company or any of its Designated Subsidiaries, (B) the making of a distribution on any Designated Subsidiary’s capital stock, (C) the repayment to the Company of any loans or advances to any Designated Subsidiaries from the Company or (D) the transfer of any Designated Subsidiaries property or assets to the Company or any other subsidiary of the Company.

(xix)      Compliance with Applicable Laws. Neither the Company nor any of its Designated Subsidiaries is in violation or default of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any such Designated Subsidiary or any of its properties, as applicable, except for such violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

(xx)       Tax Liabilities and Reserves. Any tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been filed and any taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, except to the extent that the failure to so file or pay would not result in a Material Adverse Effect.

(xxi)	Internal Controls.

(A)           The Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general, or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(B)           The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) designed by, or under the supervision of, the Company’s principal executive officer and principal financial officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting was effective as of the end of the quarter ended June 30, 2005 and the Company was not aware of any material weaknesses in its internal control over financial reporting at such time. As of the date hereof, to the knowledge of the Company, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weakness in its internal control over financial reporting, it being understood that the management of the Company has not conducted an evaluation of the effectiveness of the Company's internal control over financial reporting for any period after June 30, 2005.

(xxii)     Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that have been designed to ensure that material information relating to the Company and its consolidated subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures were effective as of the end of the quarter ended June 30, 2005. As of the date hereof, to the knowledge of the Company, such disclosure controls and procedures are effective, it being understood that the management of the Company has not conducted an evaluation the effectiveness of the Company's disclosure controls and procedures for any period after June 30, 2005.

(xxiii)    Property and Leases. Neither the Company nor any of its Designated Subsidiaries hold title to any real property. All of the leases and subleases under which the Company or any of its Designated Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Designated Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Designated Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where the failure to have such leases in full force and effect or the failure to have any such notice of any such claim would not, individually or in the aggregate, have a Material Adverse Effect.

(xxiv)    Investment Company Act. The Company is not and, solely after giving effect to the offer and sale of the Securities and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xxv)     Stamp Duty, Excise Tax, Etc. None of the Underwriters or any subsequent purchasers of the Securities (other than purchasers resident in Bermuda for Bermuda exchange control purposes) is subject to any stamp duty, transfer, excise or similar tax imposed in Bermuda in connection with the issuance, offering or sale of the Securities to the Underwriters or to any subsequent purchasers.

(xxvi)    Currency Exchange Control. There are no currency exchange control laws or withholding taxes, in each case of Bermuda, that would be applicable to the payment of dividends on the Securities by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes).

(xxvii)   Registration Rights. Except as disclosed in the Prospectus and the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxviii)   No Ratings Downgrade. Except as disclosed in the Prospectus and the Registration Statement, the Company has no knowledge of any threatened or pending downgrading of any of its or its subsidiaries’ financial strength rating by Standard & Poor’s Rating Services, Moody’s Investor Service and A.M. Best Company Inc., the only “nationally recognized statistical rating organizations,” as such term is defined for purposes of Rule 463(g)(2) under the 1933 Act which currently has publicly released a rating of the financial strength of the Company or any of its subsidiaries.

(b)        Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Lead Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2	Sale and Delivery to Underwriters; Closing.

(a)        Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)        Payment for the Securities. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of LeBoeuf, Lamb, Greene & MacRae LLP, 125 West 55th Street, New York, NY 10019, or at such other place as shall be agreed upon by the Lead Representatives and the Company, at 9:00 A.M. (Eastern time) on October 12, 2005, or such other time not later than ten business days after such date as shall be agreed upon by the Lead Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Lead Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Lead Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Either or both of the Lead Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c)        Denominations; Registration. Certificates, if any, for the Securities shall be in such denominations and registered in such names as the Lead Representatives may request in writing at least one full business day before the Closing Time. The certificates, if any, for the Securities will be made available for examination and packaging by the Lead Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

(d)        UK. Selling Restrictions. Each Underwriter represents, warrants and agrees that: (i) it has not made or will not make an offer of the Securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by the Company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (the “FSA”); (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of the FSMA does not apply to the Company; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Preferred Shares in, from or otherwise involving the United Kingdom.

SECTION 3      Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)        Filings with the Commission. The Company will file the Prospectus in a form approved by the Lead Representatives with the Commission pursuant to Rule 424 under the 1933 Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A under the 1933 Act; and the Company will furnish copies of the Prospectus to each Underwriter in New York City prior to 9:00 a.m., New York City time, on the second business day next succeeding the date of this Agreement in such quantities as each Underwriter may reasonably request.

(b)        Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Lead Representatives and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Lead Representatives or counsel for the Underwriters shall reasonably object.

(c)        Notice to the Lead Representatives. During the period when a prospectus is required by the 1933 Act or the Exchange Act to be delivered in connection with sales of the Securities (the “Prospectus Delivery Period”), the Company will advise the Lead Representatives promptly, and confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or the initiation or threatening of any proceeding for that purpose; and (v) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as reasonably possible the withdrawal thereof.

(d)        Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)        Delivery of Prospectus. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will, prior to 9:00 a.m. on the second business day next succeeding the date of this Agreement and from time to time, furnish to each Underwriter, without charge during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)         Continued Compliance with Securities Laws. The Company will comply with the 1933 Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(g)        Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Lead Representatives may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign company or corporation or other entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(h)        Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)         Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(j)         Use of Proceeds. The Company will apply the net proceeds of the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds".

(k)        Listing. The Company will use its reasonable best efforts to effect the listing of the Securities on the NYSE.

(l)         Restriction on Sale of Securities. During a period of 45 days from the date of the Prospectus, the Company will not, without the prior written consent of the Lead Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise transfer or dispose of any of its preference shares or any securities convertible into or exercisable or exchangeable for its preference shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of its preference shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of its preference shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold to the Underwriters hereunder. The Company may, however, after 15 days following the Closing Time, file a registration statement with the Commission pursuant to Rule 415 under the 1933 Act for the registration of ordinary shares, preference shares, debt securities, warrants and other securities, commonly referred to as a “universal shelf.”

(m)       Restriction on Senior Securities. For so long as any of the Securities remain issued and outstanding, the Company agrees that it will not issue any shares of its capital stock that rank senior to the Securities as to dividends and/or distributions upon a liquidation, dissolution or winding up of the affairs of the Company.

(n)        No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 4	Payment of Expenses.

(a)        Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (such fees and disbursements of counsel not to exceed $10,000), (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and the Prospectus and any amendments or supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (vii) the cost of printing certificates representing the Securities, (viii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the fees and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and a proportional share of the cost of any aircraft chartered in connection with the road show; provided, however, except as provided in this Section and Sections 6 and 9(b) hereof, each Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make.

(b)        Termination of Agreement. If this Agreement is terminated by the Lead Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out of pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5      Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)        Effectiveness of Registration Statement. The Registration Statement has become effective, and at Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

(b)        Opinion of Counsel for Company. At Closing Time, the Lead Representatives shall have received (i) the favorable opinions and negative assurance letter, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3 hereto and (ii) the favorable opinion, dated as of the Closing Time, of John V. Del Col, General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A-4.

(c)        Opinion of Bermuda Counsel for Company. At Closing Time, the Lead Representatives shall have received the favorable opinion, dated as of Closing Time, of Appleby Spurling Hunter, special

Bermuda counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit B hereto.

(d)        Opinion of Counsel for Underwriters. At Closing Time, the Lead Representatives shall have received the favorable opinion, dated as of Closing Time, of LeBoeuf, Lamb, Greene & MacRae LLP, U.S. counsel for the Underwriters, with respect to the matters set forth in clause (h) of Exhibit A-1 hereto and the first and final paragraphs of Exhibit A-2 hereto. In giving such opinion LeBoeuf, Lamb, Greene & MacRae LLP may limit its opinion to the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware. Such counsel for the Underwriters may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e)        Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission.

(f)         Accountant’s Comfort Letter. On the date of this Agreement, the Lead Representatives and the Board of Directors of the Company shall have received from Ernst & Young a letter dated such date, in form and substance satisfactory to the Lead Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus, with a specified date not more than three business days prior to Closing Time.

(g)        Bring-down Comfort Letter. At the Closing Time, the Lead Representatives shall have received from Ernst & Young a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(f) hereof, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(h)        CFO Certificate. On the date of this Agreement, the Company shall have furnished to the Underwriter a certificate, substantially in the form attached hereto as Exhibit C, signed by the Chief Financial Officer of the Company confirming as of the Closing Time the matters set forth in Exhibit C.

(i)         Bring-down CFO Certificate. At the Closing Time, the Company shall have furnished to the Underwriter a certificate, substantially in the form attached hereto as Exhibit C, signed by the Chief Financial Officer of the Company confirming as of the Closing Time the matters set forth in Exhibit C.

(j)         Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(k)        Delivery of Prospectus. The Company shall have complied with the provisions of Section 3(d) hereof with respect to the furnishing of the prospectus on the business day next succeeding the date of this Agreement.

(l)         Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Lead Representatives and counsel for the Underwriters.

(m)       Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Lead Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6	Indemnification.

(a)        Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Lead Representatives expressly for use therein.

(b)        Indemnification of Company, Directors and Officers. Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement, or alleged untrue statement or omission, or alleged omission was made in any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Lead Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)        Actions against Parties; Notification. Promptly after receipt by an indemnified party under subsection (a) and (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection to the extent it is not materially prejudiced as a result thereof. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by such Underwriter or Underwriters, as the case may be, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)        Control Persons. The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or within the meaning of the Act and the obligations of the Underwriters under this Section 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

SECTION 7	Contribution.

If the indemnification provided for in Section 6 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to in Section 6, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 6(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each officer and director of the Company, and each person, if any, who controls the Company within the meaning of the Act or shall have the same rights to contribution as the Company. The Underwriters' obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint.

SECTION 8      Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the securities to the Underwriters.

SECTION 9	Termination of Agreement.

(a)        Termination; General. The Lead Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either federal or New York authorities.

(b)        Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10    Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Lead Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriter reasonably acceptable to the Company and the Lead Representatives, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Representatives shall not have completed such arrangements within such 24-hour period, then, if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Lead Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for a Underwriter under this Section 10.

SECTION 11    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Lead Representatives at Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center – North Tower, 250 Vesey Street, New York, New York 10281, Attention: Director-Legal and Deutsche Bank Securities inc., 60 Wall St., New York, New York 10005, Attention: Director and Senior Counsel; and notices to the Company shall be directed to it at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, Attention: General Counsel.

SECTION 12    Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm, company or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm, company or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13    GOVERNING LAW; TIME APPOINTMENT OF AGENT FOR SERVICE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

EACH OF THE PARTIES HERETO IRREVOCABLY (i) AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY BROUGHT BY ANY UNDERWRITER OR BY ANY PERSON WHO CONTROLS ANY UNDERWRITER ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY UNITED STATES FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, STATE OF NEW YORK (A “NEW YORK COURT”), (ii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING AND (iii) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH NEW YORK COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE COMPANY EXPRESSLY CONSENTS TO THE JURISDICTION OF ANY NEW YORK COURT IN RESPECT OF ANY SUCH ACTION, AND WAIVES ANY OTHER REQUIREMENTS OF OR OBJECTIONS TO PERSONAL JURISDICTION WITH RESPECT THERETO.

The Company hereby irrevocably appoints CT Corporation System in New York City as its agent for service of process in any suit, action or proceeding described in the preceding paragraph. The Company agrees that service of process in any such suit, action or proceeding may be made upon it at the office of its agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that its agent has agreed to act as agent for service of process, and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

SECTION 14    Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court of from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or any of its property, it irrevocable waives, to the fullest extent permitted by law, such immunity in respect of its obligations under this Agreement.

SECTION 15    Effect of Headings. The Article and Section headings herein and the table of contents are for convenience only and shall not affect the construction hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

ENDURANCE SPECIALTY HOLDINGS LTD.

By:       /s/ John V. Del Col

Name:     John V. Del Col

Title:	General Counsel and Secretary

[Intentionally Left Blank]

CONFIRMED AND ACCEPTED,

as of the date first above written:

By:	DEUTSCHE BANK SECURITIES INC.
By:	/s/ Paul Puleo

Authorized Signatory

By:	MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:	/s/ Kerry Cannella

Authorized Signatory

For themselves and as Representatives of the

other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Securities

Deutsche Bank Securities Inc.	1,217,500
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,217,500
Citigroup Global Markets Inc.	1,210,000
J.P. Morgan Securities Inc.	1,210,000
Morgan Stanley & Co. Incorporated	1,210,000
Wachovia Capital Markets, LLC	1,210,000
Banc of America Securities LLC	160,000
HSBC Securities (USA) Inc.	160,000
Advest, Inc.	30,000
Calyon Securities (USA) Inc.	30,000
ING Financial Markets LLC	30,000
KeyBanc Capital Markets, A Division of McDonald Investments Inc.	30,000
Oppenheimer & Co. Inc.	30,000
Piper Jaffray & Co.	30,000
RBC Dain Rauscher Inc.	30,000
Wells Fargo Securities, LLC	30,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	15,000
D.A. Davidson & Co.	15,000
Doley Securities, Inc.	15,000
Ferris, Baker Watts, Incorporated	15,000
Janney Montgomery Scott LLC	15,000
Keefe, Bruyette & Woods, Inc.	15,000
Morgan Keegan & Company, Inc.	15,000
Pershing LLC	15,000
Ryan Beck & Co., Inc.	15,000
Stifel, Nicolaus & Company, Incorporated	15,000
B.C. Ziegler and Company	15,000
Total	8,000,000

Schedule A-1